Exhibit 10.1

AMENDMENT NO. 1 EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, (this “Amendment”) is made and entered into as of the 7th day of August 2021 (the “Amendment Effective Date”), by and between ORBSAT CORP, a Nevada corporation (the “Corporation”), and Charles M. Fernandez (the “Employee”).

RECITALS

WHEREAS, the Corporation and Employee entered into an employment agreement dated June 2, 2021(“Employment Agreement”); and

WHEREAS, the Corporation and Employee desire to enter into this Amendment No. 1 to modify certain terms of the Employment Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

(a) Amendment. The first two sentences of Section 4(b) of the Employment Agreement are hereby amended to read as follows:

“In addition to the Base Salary set forth in Section 4(a), the Employee shall be entitled to receive (i) an annual cash bonus if the Corporation meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for earning bonuses which criteria shall be adopted by the Compensation Committee annually (with such bonuses to be paid by the Corporation to the Employee promptly after determination that the relevant targets have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Corporation’s annual audit and public announcement of such results and bonuses shall be paid promptly following the Corporation’s announcement of earnings); (ii) a Restricted Stock Award (the “RSA”) of $3,000,000.00 of the Corporation’s stock (the number of shares to be determined by dividing $3,000,000 by the public offering price of the Corporation’s Common Stock in its Nasdaq uplisting firm commitment offering); (iii) medical plan coverage for Employee and his family at the expense of the Company, and (iv) an auto allowance $1,000 per month.”

(b) Entire Agreement. This Amendment shall be effective as of the Amendment Effective Date. Except as specifically modified by this Amendment, the Employment Agreement remains in full force and effect. The Employment Agreement, as amended by this Amendment, contains the entire agreement between the Corporation and Employee with respect to Employee’s employment, and supersedes any and all previous agreements, written or oral, between the parties relating to the relevant matter.

IN WITNESS WHEREOF, the parties hereto have executed, this Amendment as of the date first written above.

ORBSAT CORP

By:	/s/ David Phipps
Name:	David Phipps
Title:	President

EMPLOYEE:

/s/ Charles M. Fernandez
Charles M. Fernandez